Calculation of Filing Fee Tables
S-3
DBV Technologies S.A.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value euro0.10 per share	457(r)				0.0001381
Fees to be Paid	2	Other	Warrants	457(r)				0.0001381
Fees to be Paid		Equity	Ordinary shares, par value euro0.10 per share	457(o)			$ 150,000,000.00	0.0001381	$ 20,715.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 20,715.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 20,404.08
			Net Fee Due:						$ 310.92
Offering Note
[1]	There are being registered hereunder such indeterminate amount of ordinary shares, which may be sold in the form of American Depositary Shares, or ADSs, and such indeterminate number of warrants to purchase ordinary shares or ordinary shares in the form of ADSs as may be sold from time to time by the Registrant. Each ADS represents the right to receive five ordinary shares. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The securities registered also include such indeterminate number of ordinary shares and ordinary shares in the form of ADSs as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any such warrants. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The Registrant is relying on Rules 456(b) and 457(r) under the Securities Act to defer payment of the entire registration fee. In connection with the securities offered hereby, the Registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b) under the Securities Act. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	DBV Technologies S.A.	S-3	333-271166	04/06/2023		$ 20,404.08	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		$ 185,154,964.00
Fee Offset Sources		DBV Technologies S.A.	S-3	333-271166		04/06/2023						$ 20,404.08
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant previously paid a filing fee of $20,404.08 in connection with the registration of $185,154,964.00 of unallocated universal shelf securities that have been previously registered under the Registrant's registration statement on Form S-3 (File No. 333-271166) filed on April 6, 2023, or the Prior Registration Statement, and remain unsold. Pursuant to Rule 457(p), the filing fee of $20,404.08 in connection with such $185,154,964.00 of unsold unallocated universal shelf securities may be offset against the total filing fee due for this registration statement. Pursuant to Rule 457(p), the offering of such $185,154,964.00 of unsold unallocated universal shelf securities under the Prior Registration Statement will be deemed terminated as of the time of the filing of this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date